Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of the Mohegan Tribal Gaming Authority (the “Authority”), hereby certifies that, to his knowledge, on the date hereof:

(a)	the Quarterly Report on Form 10-Q of the Authority for the quarter ended December 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

/s/ WILLIAM J. VELARDO
William J. Velardo Chief Executive Officer Mohegan Tribal Gaming Authority February 14, 2005